UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2014

Lapolla Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park

15402 Vantage Parkway East, Suite 322, Houston, Texas 77032

(Address of Principal Executive Offices and Zip Code)

(281) 219-4700

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.

FORM 8-K

APRIL 28, 2014

INDEX

		Page

SECTION 8	OTHER EVENTS	1

Item 8.01	Other Events	1

SIGNATURES		2

(i)

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

(a) Stock Options Granted to Non-Employee Outside Directors

On April 28, 2014, the Company granted an aggregate of 400,000 five-year stock options to four non-employee directors, consisting of Jay C. Nadel, Arthur J. Gregg, Augustus J. Larson, and Howard L. Brown, each for 100,000 shares of the Company’s common stock, $0.01 par value per share, at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of grant, determined based on the per share closing price on such date, or $0.42 per share. Each of the foregoing stock options vest over a period of two (2) years at the rate of 50,000 options on April 30, 2015 and 50,000 options on April 30, 2016, and are exercisable after one (1) year from each respective vesting date. All stock options automatically vest and are exercisable upon a change in control.

(b) Stock Options Granted to Key Employees, including Named Executive Officers

On April 28, 2014, the Company granted an aggregate of 1,025,000 five-year stock options to eight key employees, including the named executive officers, consisting of Douglas J. Kramer, Michael T. Adams, Harvey L. Schnitzer, and Charles A. Zajaczkowski, of which 350,000 options were for Mr. Kramer, 150,000 options each were for Mr. Adams and Mr. Schnitzer, and 100,000 options were for Mr. Zajaczkowski, each for shares of the Company’s common stock, $0.01 par value per share, at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of grant, determined based on the per share closing price on such date, or $0.42 per share. Each of the foregoing stock options vest over a period of three (3) years at the rate of 33 and 1/3 percent at December 31, 2014, December 31, 2015, and December 31, 2016, and are exercisable upon vesting. All stock options automatically vest upon a change in control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 2, 2014	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President

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